Exhibit (i)


                                 April 26, 2004

Harris Insight Funds Trust
760 Moore Road
King of Prussia, PA  19406

Ladies and Gentlemen:

         We have acted as counsel for Harris Insight Funds Trust (the "Trust") in connection with the registration under the Securities Act of 1933 (the "Act") of an indefinite number of:

     o Class A shares of beneficial interest (the "Class A Shares"), Class B shares of beneficial interest (the "Class B Shares"), Class N shares of beneficial interest (the "Class N Shares") and Institutional shares of beneficial interest (the "Institutional Shares") of each of the following series of the Trust:

                  Harris Insight Equity Fund
                  Harris Insight Core Equity Fund
                  Harris Insight Small-Cap Opportunity Fund
                  Harris Insight Small-Cap Value Fund
                  Harris Insight Balanced Fund
                  Harris Insight Bond Fund
                  Harris Insight Tax-Exempt Bond Fund
                  Harris Insight Intermediate Government Bond Fund Harris Insight Intermediate Tax-Exempt Bond Fund Harris Insight Short/Intermediate Bond Fund

     o Class B, Class N and Institutional Shares of the following series of the Trust:

                  Harris Insight Index Fund

     o Class A Shares, Class N Shares and Institutional Shares of each of the following series of the Trust:

                  Harris Insight International Fund
                  Harris Insight Emerging Markets Fund
                  Harris Insight High Yield Select Bond Fund
                  Harris Insight High Yield Bond Fund

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     o    Class N Shares, Institutional Shares and the Service class of shares of beneficial interest (the "Service Shares") of each of the following series of the Trust:

                  Harris Insight Tax-Exempt Money Market Fund
                  Harris Insight Government Money Market Fund

     o    Institutional Shares of each of the following series of the Trust:

                  Harris Insight Small-Cap Aggressive Growth Fund
                  Harris Insight Ultra Short Duration Bond Fund

     o Class B Shares, Class N Shares, Institutional Shares, Service Shares and the Exchange class of shares of beneficial interest (the "Exchange Shares") of the following series of the Trust:

                  Harris Insight Money Market Fund

in the Trust's registration statement no. 33-64915 on Form N-1A, as amended by post-effective amendment no. 37 thereto (the "Registration Statement").

         In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the amended and restated declaration of trust of the Trust, as amended (the "Declaration of Trust"); the bylaws of the Trust; a copy of the Amended and Restated Establishment and Designation of Series and Classes of Shares of the Trust, dated January 28, 2004, as filed with the Secretary of the Commonwealth of Massachusetts on February 11, 2004 (the "Designation"), confirming the designation of the Harris Insight High Yield Bond Fund (the "Fund") as a series of the Trust and the A Shares and N Shares as classes of the Fund (the "Shares"); the actions of the board of trustees of the Trust taken on June 26, 2002 and January 28, 2004, authorizing the issuance of the Shares (the "Resolutions"); and the Registration Statement.

         In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

         For this purpose, we have assumed that, upon the sale of the Shares, the Trust will receive the authorized consideration therefor, which will at least equal the net asset value of such Shares, and that at the time of sale, such Shares are sold at a price in each case in excess of the par value of the Shares. Based on such examination, we are of the opinion that the Shares, when issued, sold and paid for in accordance with the Declaration of Trust, the Designation and the Resolutions, will be legally issued, fully paid and non-assessable, except that, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

         In giving this opinion, we have relied upon the opinion of Bingham McCutchen LLP dated April 26, 2004.

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         We consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

         As counsel for the Trust, we also consent to the incorporation by reference of our opinion for the Class A Shares, Class N Shares and Institutional Shares dated April 27, 2001, filed with the Trust's registration statement on Form N-1A on May 1, 2001; our opinion for the Exchange Shares dated May 30, 2001, filed with the Trust's registration statement on Form N-1A on June 1, 2001; our opinion for the B Shares dated August 14, 2001, filed with the Trust's registration statement on Form N-1A on August 14, 2001; our opinion for the Service Shares dated April 5, 2002, filed with the Trust's registration statement on Form N-1A on April 5, 2002; our opinion for the Institutional Shares of Harris Insight High Yield Bond Fund dated September 10, 2002, filed with the Trust's registration statement on Form N-1A on September 10, 2002; our opinion for the A Shares, Institutional Shares and N Shares of Harris Insight High Yield Select Bond Fund dated December 19, 2002, filed with the Trust's registration statement on Form N-1A on December 20, 2002; and our opinion for the Institutional Shares of the Harris Insight Ultra Short Duration Bond Fund dated March 10, 2004, filed with the Trust's registration statement on Form N-1A on March 10, 2004.

         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                            Very truly yours,

                                            Bell, Boyd & Lloyd LLC